UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 10, 2015, Benjamin Duster, IV, a Class III director, notified Multi-Fineline Electronix, Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company. There were no disagreements with the Company that led to Mr. Duster’s decision to resign.

(d) On February 10, 2015, the Board appointed Hong Wai Chan as a Class III director, to fill the vacancy created by the resignation of Mr. Duster, at the request of United Engineers Limited (“UEL”) and WBL Corporation Limited (“WBL”). It is not currently expected that Mr. Chan will be appointed to any committee of the Board.

UEL, through its WBL affiliated entities Wearnes Technology Pte. Ltd and United Wearnes Technology Pte. Ltd (collectively with WBL, “Wearnes”), beneficially owns approximately 61% of the Company’s outstanding common stock as of the date hereof. Under the terms of an Amended and Restated Stockholders Agreement between the Company, on the one hand, and Wearnes, on the other hand, so long as Wearnes owns one-third or more of the Company’s outstanding common stock, certain actions taken by the Board require the affirmative vote of at least one individual who has been formally designated by Wearnes to be elected to serve as a director on the Board and who is subsequently elected to the Board (a “WBL Designee”). Mr. Duster previously served as a WBL Designee. Mr. Chan will now serve as a WBL Designee.

Mr. Chan does not qualify as an independent director of the Company because he is currently employed by a subsidiary of UEL. From time to time, the Company enters into related-party transactions with UEL affiliated entities (including Wearnes) in the ordinary course of business and on arms-length terms and conditions, which transactions are described in detail in the Company’s Annual Report on Form 10-K.

As non-employee directors of the Company, Mr. Chan is eligible to receive compensation in accordance with the Company’s non-employee director compensation practices described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 21, 2015. However, although employees of UEL and its subsidiaries who serve on the Board are entitled to receive the same compensation as other non-employee directors of the Company, Mr. Chan has informed the Company that he will not accept monetary payments or equity awards for his service, other than for reimbursement of his expenses in attending the Board meetings.

The Company issued a press release regarding the changes to the Board on February 11, 2015. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits

99.1	Press release issued February 11, 2015, announcing matters relating to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 11, 2015	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued February 11, 2015, announcing matters relating to the Board.

4